ADVISORONE FUNDS

POWER OF ATTORNEY

We, the undersigned Trustees of AdvisorOne Funds (the "Trust"), hereby constitute and appoint W. Patrick Clarke, Michael J. Wagner and Brian Nielsen, each of them singly, our true and lawful attorneys-in-fact, acting in good faith and in a manner they reasonably believe to be in the best interests of the Trust, upon the advice of counsel, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, with authority to execute in my name on behalf of the Trust and to file with the United States Securities & Exchange Commission, and any other federal or state regulatory bodies having jurisdiction over the offer and sale of shares of beneficial interests of the Trust ("Regulatory Agencies"), on behalf of the Trust any and all regulatory materials, including, without limitation, any registration statement, amendment to a registration statement and any and all supplements thereto or to any prospectus or statement of additional information forming a part of the registration statement, as well as any and all exhibits and other documents necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and/or the Investment Company Act of 1940, as amended, and any other rules, regulations and requirements of such Regulatory Agencies. The powers of the aforesaid attorneys-in-fact are hereby expressly limited to the execution and filing of such documents with the appropriate Regulatory Agencies as the undersigned might or could do, the undersigned hereby ratifying and approving all such acts of such attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney on this 26th day of September 2006.

L. Merill Bryan, Jr.

Michael Miola

Gary Lanzen

Anthony Hertl

Witness:

Brian Nielsen